ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number **20100169066-71** Filing Date and Time **03/18/2010 9:45 AM** Entity Number **E0121822010-0**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	AWG INTERNATIONAL, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 100,000,000 Par value per share: $ .00001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) ROBERT PERKINSON Name 8563 ANSELL PLACE (Street Address) / West VANCOUVER BC (City) / CA (State) / V7W2W3 (Zip Code) 2) KEITH WHITE Name 32952 DEWDNEY TRUNK RD (Street Address) / MISSION BC (City) / CA (State) / V2V6X6 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	CSC SERVICES OF NEVADA, INC. (Name) X [signature] (Incorporator Signature) 502 EAST JOHN STREET (Address) / CARSON CITY (City) / NV (State) / 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date: 2/18/10

This form must be accompanied by appropriate fees.